Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 23,2025, with respect to the consolidated financial statements of Gamehaus Holdings Inc., as of June 30, 2025 and 2024 and for each of the years in the three-year period ended June 30, 2025 incorporated by reference in this Registration Statement on Form 20-F and the related prospectus of Gamehaus Holdings Inc., filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

May 4, 2026